    As filed with the Securities and Exchange Commission on April 29, 1994
                                                      Registration No. _______

____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                             TRAK AUTO CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                                   52-1281465
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

        3300 75th Avenue                               20785
       Landover, Maryland                           (Zip Code)
     (Address of Principal
       Executive Offices)

                 TRAK AUTO CORPORATION 1993 STOCK OPTION PLAN
                          (Full title of the plan)

        R. Keith Green                       Michael R. Klein, Esq.
          President                        Wilmer, Cutler & Pickering
    Trak Auto Corporation                     2445 M Street, N.W.
       3300 75th Avenue                     Washington, D.C.  20037
   Landover, Maryland 20785                     (202) 663-6125
        (202) 429-9888                             (Copy to)
  (Name and address of agent
        for service)

       (301) 731-1200
(Telephone number, including area
   code, of agent for service)

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
                                              Calculation of Registration Fee


                                                      Proposed                  Proposed
                                  Amount              maximum                   maximum
    Title of securities           to be            offering price              aggregate                  Amount of
     to be registered           registered           per share               offering price            registration fee


       Common Stock            1,250,000<F1>         $12.39<F2>            $15,483,086.25<F2>             $5,339.00
      $0.01 par value


<F1>      The Trak Auto Books Corporation 1993 Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 1,250,000 shares of common stock, $0.01 par value ("Common Stock"), all of which are being registered hereunder.  Of the 1,250,000 shares authorized to be issued under the Plan, as of January 29, 1994,
          114,690 were subject to outstanding options granted under the Plan and 1,135,310 were available for future grants thereunder.

<F2>      Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h).  The proposed maximum aggregate offering price is the per share weighted average exercise price of $12.50 with respect to the 114,690 options previously granted under the Plan, plus $14,049,461.25, the average of the high and low sales prices of the Common Stock in the over-the-counter market, as reported on the
          National Association of Securities Dealers Automated Quotation System, on April 22, 1994 (which were
          $12-3/8 and $12-3/8, respectively) with respect to the remaining options available for future grants under the Plan.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Trak Auto Corporation (the "Company"), Commission File No. 0-12202, are incorporated by reference in this Registration Statement:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1994, filed with the Commission on April 29, 1994.

                 (b) The description of the Common Stock contained in the Company's Form 8-A Registration Statement, filed with the Commission on May 30, 1984, and all amendments and reports subsequently filed for the purpose of updating that description.

         In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "GCL") provides that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interest of the corporation. Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

         Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under Section 145.

         The Certificate of Incorporation and Bylaws of the Company provide for the mandatory indemnification of directors and officers to the full extent permitted by law.

         As permitted by Section 102(b)(7) of the GCL, the Certificate of Incorporation of the Company also provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (dealing with unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

Item 8.  Exhibits.

4.1      --      Trak Auto Corporation 1993 Stock Option Plan (incorporated by reference from Exhibit A to the Company's Proxy Statement with respect to its Annual Meeting of Shareholders on June 30, 1993, as filed with the Commission on June 16,
                 1993).

4.2      --      Article FOURTH of Certificate of Incorporation of Trak Auto
                 Corporation (incorporated by reference from Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1987, filed with the Commission on April 24, 1987).

4.3      --      Bylaws of Trak Auto Corporation, as amended and restated as of September 14, 1993 (incorporated by reference from Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1994, filed with the Commission on April 29, 1994).

5.1      --      Opinion of Wilmer, Cutler & Pickering regarding legality of securities being registered.

24.1     --      Consent of Arthur Andersen & Co.

24.2     --      Consent of Wilmer, Cutler & Pickering (included in Exhibit
                 5.1).

25.1     --      Power of Attorney (included on pages 10-11).

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by
                 section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs and which is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Landover, State of Maryland, on April 29, 1994.

                          TRAK AUTO CORPORATION


                          By:     _____________________
                                  R. Keith Green
                                  President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that, the undersigned directors and officers of Trak Auto Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint each of R. Keith Green and Ron Marshall, with full power of substitution, their true and lawful attorney and agent to sign the names of the undersigned directors and officers in the capacities indicated below to the registration statement to which this Power of Attorney is filed as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith and to file the same, with all exhibits thereto, and all other instruments or documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms that all said attorney or agent shall do or cause to be done by virtue hereof.


Signature and Title                                          Date



________________________________________                     April 29, 1994
Herbert H. Haft
Chairman of the Board and Chief Executive Officer and Director (Principal
 Executive Officer)



________________________________________                     April 29, 1994
R. Keith Green
President and Director



________________________________________                     April 29, 1994
Ron Marshall
Treasurer and Principal Financial
 Officer

________________________________________                     April 29, 1994
David B. McGlashan
Principal Accounting Officer



________________________________________                     April 29, 1994
Douglas M. Bregman
Director



________________________________________                     April 29, 1994
H. Ridgely Bullock
Director



________________________________________                     April 29, 1994
Ronald S. Haft
Director



________________________________________                     April 29, 1994
Larry G. Schafran
Director



________________________________________                     April 29, 1994
Bonita A. Wilson
Director

                                 Exhibit Index


Exhibit                                                                   Page

4.1      --      Trak Auto Corporation 1993 Stock Option Plan              --
                 (incorporated by reference from Exhibit A to the Company's Proxy Statement with respect to its Annual Meeting of Shareholders on June 30, 1993, as filed with the Commission on June 16, 1993).


4.2      --      Article FOURTH of Certificate of                          --
                 Incorporation of Trak Auto Corporation
                 (incorporated by reference from Exhibit
                 3(a) to the Company's Annual Report on Form
                 10-K for the fiscal year ended January 30, 1987, filed with the Commission on April
                 24, 1987).

4.3      --      Bylaws of Trak Auto Corporation, as amended               --
                 and restated as of September 14, 1993
                 (incorporated by reference from Exhibit
                 3(b) to the Company's Annual Report on Form
                 10-K for the fiscal year ended January 29, 1994, filed with the Commission on April
                 29, 1994).

5.1      --      Opinion of Wilmer, Cutler & Pickering                     --
                 regarding legality of securities being
                 registered.

24.1     --      Consent of Arthur Andersen & Co.                          --

24.2     --      Consent of Wilmer, Cutler & Pickering                     --
                 (included in Exhibit 5.1).

25.1     --      Power of Attorney (included on pages 10-11).              --